UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 26, 2023

Date of Report (Date of earliest event reported)

SMC Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-56558
(Commission File Number)	(IRS Employer Identification No.)

9170 Glades Road, Suite 150, Boca Raton, Florida, 33434
(Address of principal executive offices)

(360) 820-5973
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SMCE	OTC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 26, 2023, Xuqiang (Adam) Yang, was appointed as Chief Financial Officer (“CFO”) of SMCE Entertainment, Inc. (“SMCE”) to replace Erik Blum, the Company’s Chief Executive Officer, who was also serving as SMCE’s Interim CFO. Mr. Blum continues to serve the Company as its CEO and Director.

Xuqiang (Adam) Yang, Chief Financial Officer

Xuqiang (Adam) Yang, age 41 is a Certified Public Accountant (CPA) and has been involved in the accounting and finance space for over 10 years. He brings a wealth of firsthand accounting experience from his tenure with companies like ADT, Office Depot, Envision Physicians Services, and much more. Throughout his career, Mr. Yang has demonstrated an ability to adapt to the ever fast changing world of finance and accounting. Prior to his role as CFO with SMC Entertainment, Inc, he was a controller with a startup solar company where he designed the accounting system from the ground up. Mr. Yang was also an auditor of startup public traded companies and has served as a senior assurance officer for these engagements. As SMCE is a fully reporting company, Mr. Yang is well qualified to help the management transition into our next phase of development.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMC Entertainment, Inc.

By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer

Date:  December 28, 2023

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